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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A



                            CURRENT REPORT (AMENDED)


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 20, 1998



                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)



              Delaware                 0-21229                 36-3640402
      (State or other juris-       (Commission file          (IRS employer
     diction of incorporation)          number)          identification number)



                         1419 Lake Cook Road, Suite 410
                            Deerfield, Illinois 60015
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (847) 945-6550




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ITEM 2.  Acquisition or Disposition of Assets

         On December 31, 1998, Stericycle, Inc. (the "Company") announced that it had purchased a total of 13,929,860 common shares of Med-Tech Environmental Limited ("Med-Tech"), representing approximately 94% of Med-Tech's issued and outstanding shares, and a total of 3,094,559 warrants, representing approximately 56% of Med-Tech's outstanding warrants.

         The Company's purchases were pursuant to its amended offers to all holders of Med-Tech shares and to holders of certain series of Med-Tech warrants to purchase Med-Tech shares at the price of Canadian $0.3225 per share, payable in cash or shares of the Company's common stock at the option of the holder, and to purchase eligible Med-Tech warrants at the price of Canadian $.025 per warrant, payable in cash. The Company paid a total of approximately U.S. $2,725,000 in cash and approximately [8,500] shares of the Company's common stock for the Med-Tech shares and warrants that it acquired.

         The Med-Tech shares that the Company purchased include the shares that the Company previously reported that it had acquired on October 20, 1998. In accordance with a decision of the Ontario Securities Commission on November 25, 1998, requiring, among other things, that the Company and Browning-Ferris Industries, Inc. amend their then-current offers to Med-Tech shareholders in order to comply with the formal take-over bid requirements of Ontario law, the Company granted the sellers of these shares the right to withdraw their shares or to obtain the same terms of payment as other Med-Tech shareholders.

         On December 31, 1998, the Company also announced that the expiration date for its offers to purchase Med-Tech common shares and eligible warrants had been extended to 5:00 p.m. (Toronto time) on January 11, 1999, in order to allow the remaining securityholders of Med-Tech to tender their shares and eligible warrants pursuant to Stericycle's offers.

ITEM 7.  Financial Statements and Exhibits

         (a)    Financial Statements of Businesses Acquired

         Audited financial statements for Med-Tech, as required by Rule 3-05 of Regulation S-X (17 C.F.R. 210.3-05(b)), are filed with this Report.

         The financial statements for Med-Tech filed with this Report, for its fiscal year ended March 31, 1998, are presented in Canadian dollars. On March 31, 1998, the noon buying rate in New York, New York, for cable transfers payable in Canadian dollars, as certified by the Federal Reserve Bank of New York for customs purposes (the "exchange rate"), was Canadian $1.4180 for U.S. $1.00. During Med-Tech's fiscal year ended March 31, 1998, the average exchange rate was Canadian $1.4018 for U.S. $1.00, the high exchange rate was Canadian $1.4637 for U.S. $1.00, and the low




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exchange rate was Canadian $1.3667 for U.S. $1.00. On December 29, 1998, the
exchange rate was Canadian $1.5520 for U.S. $1.00.

         (b)    Pro Forma Financial Information

         Pro forma financial information, as required by Article 11 of Regulation S-X, is filed with this Report.

         (c)    Exhibits

         Audited financial statements for Med-Tech are filed as Exhibit 99.1 to this Report.

         Pro forma financial information is filed as Exhibit 99.2 to this Report.

















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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:   January 4, 1999.


                                             STERICYCLE, INC.



                                             By   /s/ Frank J.M. ten Brink
                                                 -------------------------------
                                                  Frank J.M. ten Brink
                                                  Vice President, Finance
                                                  and Chief Financial Officer



















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                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                      Numbered
Exhibit  Description                                                    Page
-------  -----------                                                  --------

23.1     Consent of Collins Barrow, Chartered Accountants                 6

99.1     Med-Tech Environmental Ltd
         March 31, 1998 and 1997                                          7

         Auditor's Report                                                 8

         Consolidated Balance Sheets
           at March 31, 1998 and 1997                                     9

         Consolidated Statements of Deficit
           for the Years Ended March 31, 1998 and 1997                    10

         Consolidated Statements of Income
           for the Years Ended March 31, 1998 and 1997                    11

         Consolidated Statements of Changes in Financial Position
           for the Years Ended March 31, 1998 and 1997                    12

         Notes to Consolidated Financial Statements                       13

99.2     Stericycle, Inc. and Subsidiaries
         Unaudited Pro Forma Consolidated Financial Statements            22

         Unaudited Pro Forma Consolidated Statement of Operations
           for the Year Ended December 31, 1997                           23

         Unaudited Pro Forma Consolidated Statement of Operations
           for the Nine Months Ended September 30, 1998                   25

         Unaudited Pro Forma Consolidated Balance Sheet
           at September 30, 1998                                          27









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